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                                                                  EXHIBIT 4.15

                              AMENDED AND RESTATED
                          LANTEC STOCKHOLDERS AGREEMENT


                  THIS AGREEMENT is effective as of the 6th day of April, 1996, by and among (i) Elcom International, Inc., a Delaware corporation formerly known as Catalink Direct, Inc. (the "Company"), (ii) Robert J. Crowell ("Crowell"), (iii) Conqueror Investments Limited, a Jersey corporation ("Conqueror"), and (iv) each of the other persons or entities who, at any time, are signatories to this Agreement as set forth on the signature pages hereto or Exhibit A attached hereto (such persons or entities being hereinafter referred to, as the context requires, individually as a "Stockholder" and collectively as "Stockholders," as such term is further defined in Article 1 of this Agreement).

                                    RECITALS

                  A. Conqueror and the Stockholders other than James Rousou ("Rousou") were the record and beneficial owners of all of the issued and outstanding shares of capital stock (collectively, the "Stock") of each of the "Lantec Holding Companies," as such term is defined in the Share Purchase Agreement dated June 12, 1995, by and among the Company and the Stockholders (the "Share Purchase Agreement"); and

                  B. The Company has acquired all of the Stock (the "Acquisition") in consideration for, among other things, shares of common stock of the Company ("Company Stock") and warrants to acquire Company Stock ("Company Warrants") in accordance with the terms and subject to the conditions of the Share Purchase Agreement; and

                  C. The Company, Crowell, Conqueror and the Stockholders other than Rousou are parties to the Lantec Stockholders Agreement dated as of June 22, 1995 (the "Original Stockholders Agreement"), which provides that upon the consummation of a Public Offering (as such term is defined in the Original Stockholders Agreement), the provisions in the Original Stockholders Agreement relating to restrictions on transfer, pre-emptive rights, "drag-along" rights and "tag-along" rights, and the obligations contained in Articles 2, 3, 4 and 6 thereof, shall terminate and be of no further force or effect.

                  D. The Company has successfully concluded a Public Offering and the parties desire to amend the Original Stockholders Agreement to delete those provisions that terminated upon the consummation of such Public Offering.

                  E. The parties desire to further amend the Original Stockholders Agreement to provide that the determination as to whether the Stockholders hold a sufficient number of shares of Company Stock to exercise their right to appoint an observer to the Board of Directors of the Company shall take into account any stock split, stock dividend, reclassification, reorganization or other


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similar change affecting the number or kind of issued and outstanding shares of capital stock of the Company.

                  F. The parties desire to reflect the transfer from Conqueror to Rousou of 1,400,000 shares of Company Stock and Company Warrants to purchase up to an additional 534,000 shares of Company Stock, all of which securities are being reissued in Rousou's name as of the date hereof (collectively, the "Rousou Securities"), by adding Rousou as a party to this Agreement as a Stockholder with respect to the Rousou Securities and by eliminating Conqueror as a party hereto.

                  In consideration of the premises and mutual covenants contained herein, in the Share Purchase Agreement and in the Warrant Agreements, the parties hereby agree as follows:

                            ARTICLE 1.  DEFINITIONS

                  When used in this Agreement, the following terms in all of their tenses and cases shall have the meanings assigned to them below or elsewhere in this Agreement as indicated below:

                  "AAA" is defined in Section 7.4.

                  "Acquisition" is defined in Recital B.

                  "Affiliate" of a Person shall mean any Person which is controlling, controlled by or under common control with any such Person (in the case of a corporation, as measured by the ability to elect a majority of the directors of such corporation).

                  "Company" means Elcom International, Inc., a Delaware corporation formerly known as Catalink Direct, Inc..

                  "Company Stock" is defined in Recital B.

                  "Company Warrants" is defined in Recital B.

                  "Complete Disability" means any physical or mental ailment which prevents a Stockholder from engaging in any substantial gainful activity and because of which the Stockholder is eligible for and receives a disability benefit under Title II of the Federal Social Security Act or any equivalent benefit in any other jurisdiction.

                  "Conqueror" is defined in the introductory paragraph.

                  "Crowell" is defined in the introductory paragraph.

                  "Elcom Group" is defined in Section 3.1.

                  "Majority Holders" is defined in Section 3.1.


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                  "Observer" is defined in Section 3.1.

                  "Original Stockholders" means the Individual Constituents (and in the case of the death of any Individual Constituent, his personal representative) and the Corporate Constituents (as those terms are defined in the Share Purchase Agreement).

                  "Person" means an individual, trust, corporation, partnership, joint venture or other entity.

                  "Piggy-Back Holders" is defined in Section 2.1.

                  "Registration Statement" is defined in Section 2.1.

                  "Rousou" is defined in Recital A.

                  "Rousou Securities" is defined in Recital F.

                  "SEC" is defined in Section 2.1.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Shares" means shares of voting and nonvoting common stock, par value $.01 per share, of the Company (whether presently or hereafter issued) now or hereafter owned, legally or beneficially, by any Stockholder, as a result of (i) any of the issuances described in or contemplated by the Share Purchase Agreement (including under Section 4.5 of the Share Purchase Agreement), including without limitation the issuance of the Rousou Securities, or (ii) any exercise of the Company Warrants, including without limitation any exercise of the Rousou Securities, and shall also mean any securities issued in connection therewith or as a result of the conversion or exchange of such Shares (i.e., via merger, stock split, stock dividend, recapitalization or similar event), except to the extent such Shares or securities are released from the restrictions contained in this Agreement pursuant to the terms hereof.

                  "Stock" is defined in Recital A.

                  "Stockholder" means each Person, other than Crowell, Conqueror or the Company, who executes this Agreement at any time, and each other Person who becomes bound by this Agreement, and any executor, administrator, guardian, custodian or other legal representative of any Person (other than Crowell or the Company) who obtains legal or beneficial ownership of any Shares and the ability to transfer the same in the event of another's death, Complete Disability or other incapacity; provided, in any event, that a Person who no longer owns any Shares shall not be deemed to be a "Stockholder."


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                  "Transfer" means sell, give, assign, pledge, bequeath,
exchange, dispose of, hypothecate or otherwise transfer, whether by testamentary disposition, survivorship arrangement or otherwise, encumber in any respect, or grant any interest in (whether voluntarily or involuntarily or by operation of law and whether with or without consideration), and specifically includes all transfers upon divorce, in bankruptcy or by way of execution, seizure or sale by legal process.

                  "Warrant Agreements" means the Warrant Agreements, each dated as of June 22, 1995, between the Company and each of the corporate Stockholders, and the Warrant Agreement dated as of the date hereof between Rousou and the Company, as any of such Warrant Agreements may be amended from time to time.

                        ARTICLE 2.  REGISTRATION RIGHTS

                  2.1 "Piggy-Back" Registration Rights. If, at any time prior to June 22, 2002, the Company shall file with the Securities and Exchange Commission (the "SEC") a registration statement under the Securities Act with respect to a public offering for cash of any Company Stock by the Company or any of its stockholders, other than a registration filed on Form S-4 or S-8 or any successor form to such forms or filed in connection with an exchange offer or an offering of securities solely to the existing stockholders or employees of the Company, then the Company will, at least forty-five (45) days prior to filing such registration statement (a "Registration Statement"), notify the Stockholders in writing of its intention to make such filing. Upon the written request of any Stockholder, stating the number of Shares desired to be registered by such Stockholder, given within thirty (30) days after the mailing of such notice by the Company in accordance with Section 5.1 hereof, and subject to the approval of the managing underwriter of the Company Stock to be sold under such filing and subject to any required adjustments (all in accordance with Section 2.8 hereof), the Company shall, subject to the provisions of this
Article 2, use its best efforts to cause to be included in such Registration Statement for registration under the Securities Act, all the Shares that each such Stockholder has requested to be registered; provided, however, that unless the Company's Board of Directors and managing underwriter agree to an increased limit, all Piggy-Back Holders (as hereinafter defined) shall be entitled to have registered in the aggregate no more than twenty percent (20%) of the total number of shares of Company Stock offered in any such public offering (exclusive of any over-allotment option). Further, it shall be a condition precedent to the registration of any Shares hereunder that are issuable upon the exercise of Company Warrants that such Company Warrants first be exercised in accordance with the terms of the Warrant Agreement(s), and only to the extent such Warrant Agreement(s) are then currently exercisable, with respect to such Shares. The right of any Stockholder to request the inclusion in a registration of any Shares pursuant to this Section 2.1 shall not apply to any Shares held by a Stockholder to whom the

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Company shall deliver an opinion of its counsel that such Shares which such
Stockholder proposes to sell may lawfully be sold or distributed publicly without registration within a period of six months commencing on the date which is sixty (60) days after the date of such Stockholder's registration request. Except as contemplated in the Placing (as defined in the Share Purchase Agreement), the Company agrees not to grant any "piggy-back" or other registration rights to any Person with respect to any equity securities of the Company on terms that are in cumulative effect more favorable to any such Person than those set forth herein. Notwithstanding the foregoing sentence, the Company may grant "piggy-back" registration rights to Persons on the same or similar terms as those set forth herein.

                  Whenever required under this Article 2 to use its best efforts to effect the registration of any Shares, the Company shall, as expeditiously as reasonably possible (i) prepare and file with the SEC the Registration Statement with respect to such Shares and use its best efforts to cause such Registration Statement to become and remain effective; provided, however, that the Company shall in no event be obligated to cause any such registration to remain effective for more than ninety (90) days, or such shorter period as is required to dispose of all securities covered by such Registration Statement, (ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement, (iii) furnish to the Stockholders such number of copies of a prospectus in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Shares owned by them, and (iv) use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the Registration Statement, provided that the Company shall not be required in connection therewith or as a condition thereto to register any of the Shares under any securities laws of any state in which the Company is not otherwise registering its securities in connection with such registration or to qualify to do business or to file a general consent to service of process in any state or jurisdiction. Notwithstanding the foregoing, all Shares desired to be sold by the holders thereof may not necessarily be included in the Registration Statement pursuant to this Article 2, because of the procedures set forth in
Section 2.8. As used herein, all holders of piggy-back registration rights with respect to Company securities (which includes holders of: (a) all of the currently outstanding capital stock of the Company (other than certain common stock holders and option holders, including holders of the shares sold in the Public Offering), (b) common stock into which any such securities may be converted, (c) the Shares, and (d) any securities issued subsequent

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hereto to which similar piggy-back rights apply) shall be referred to as "Piggy-Back Holders."

                  The Company shall have the right to terminate or withdraw any registration initiated by it under this Article 2 prior to the effectiveness of such registration without any liability to the Stockholders who would have participated in such registration in the event it had not been terminated or withdrawn by the Company.

                  2.2 Stockholders' Condition; Obligation to Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article 2 that the Stockholders shall furnish to the Company such information regarding them, the Shares held by them, and the intended method of disposition of such Shares as the Company shall reasonably request or as shall be necessary in order to properly enable the Company to take any such actions.

                  2.3 Expenses of Registration. All registration and qualification fees, printers' and accounting fees, and underwriters' discounts and commissions and brokerage or dealer commissions incurred in connection with a registration pursuant to this Article 2 shall be borne pro rata among the Company and each Piggy-Back Holder in the proportion that the securities included in the registration by the Company or a Piggy-Back Holder relate to all of the securities included in the registration. Fees and disbursements of legal counsel for the Company and other expenses of the Company shall be borne exclusively by the Company. Fees and disbursements of legal counsel to Piggy-Back Holders participating in the registration and other expenses of such Piggy-Back Holders shall be borne on a pro rata basis exclusively among such participating Piggy-Back Holders or as mutually agreed among such Piggy-Back Holders.

                  2.4 Delay of Registration. No Stockholder shall have any right to take any action to restrain, enjoin or otherwise delay any Registration Statement under this Article 2 as the result of any controversy that might arise with respect to the interpretation or implementation of this Article 2.

                  2.5 Indemnification. In the event any Shares are included in a Registration Statement under this Article 2:

                  2.5.1 Indemnification of Stockholders. To the extent permitted by law, the Company will indemnify and hold harmless each Stockholder requesting or joining in any in Registration Statement under this
Article 2, and each Person, if any, who controls such Stockholder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any

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material fact contained in such Registration Statement, including any prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or arise out of any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required by the Company in connection with any such registration; and will reimburse each such Stockholder or controlling
Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Subsection 2.5.1 shall be subject to Subsection 2.5.3, shall not apply to amounts (including expenses) paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action (including expenses) to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such Registration Statement, any prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of the Stockholder or controlling Person. It is expressly understood among the parties to this Agreement that in no event shall the Company be obligated to agree to indemnify or indemnify, in any respect, any underwriter, broker, dealer or other Person effecting the sale, purchasing or otherwise distributing or Transferring any of the Shares.

                           2.5.2            Indemnification of the Company.
To the extent permitted by law, each Stockholder requesting or joining in any Registration Statement under this Article 2 will indemnify and hold harmless the Company, each of its Directors, each of its officers who have signed the Registration Statement, each Person, if any, who controls the Company within the meaning of the Securities Act, and each agent for the Company (within the meaning of the Securities Act) against any losses, claims, damages or liabilities to which the Company or any such Director, officer, controlling Person or agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions taken in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, including any prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, any prospectus,

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or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of such Stockholder or his or her controlling Persons for use in connection with such registration; and each such Stockholder will reimburse any legal or other expenses reasonably incurred by the Company or any such Director, officer, controlling Person or agent in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Subsection 2.5.2 shall be subject to Subsection 2.5.3 and shall not apply to amounts (including expenses) paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Stockholder (which consent shall not be unreasonably withheld).

                           2.5.3            Notification of and Participation in
Claims. Promptly after receipt by an indemnified party under this Section 2.5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
Section 2.5, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his or her ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.5, but the omission so to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than under this
Section 2.5.

                  2.6 Market Stand-Off Agreement. Each Piggy-Back Holder hereby agrees, so long as such Piggy-Back Holder beneficially owns at least one percent (1.0%) of the Company's then outstanding securities (treating any exercisable or convertible securities on an as-if-converted basis), in connection with a public offering by the Company of such securities, upon the request of the Company or the underwriters managing such offering, not to Transfer, grant any option for the purchase of, or otherwise dispose of any Shares without the prior written consent of the Company or the underwriters, for such period of time not to exceed one hundred eighty (180) days following the effective date of such Registration Statement as the Company or the underwriters may require or specify.

                  2.7 Transfer of Registration Rights. The registration rights of the Stockholders under this Article 2 may not be Transferred to any third party, except to a transferee of such Shares that (a) provides evidence satisfactory to the Company that such transferee owns Shares covered hereby, and
(b) agrees in a binding commitment with the Company to be subject to all the

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provisions under this Agreement relating to registration rights and obligations;
provided, however, that such rights will inure to the benefit of the Stockholders' respective heirs and personal representatives.

                  2.8 Underwriting Requirements. If the total amount of Shares requested by Piggy-Back Holders to be included in any registration pursuant to the provisions of this Article 2 exceeds the twenty percent (20%) limit referred to in Section 2.1 or exceeds the amount of securities which the managing underwriter, in the case of an underwritten public offering, determines in its discretion to be compatible with the success of the offering, then notwithstanding any other provision of this Agreement, the Company shall be required to include in the offering only that number of Shares which conform to the twenty percent (20%) limit or such lesser amount as the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the Piggy-Back Holders according to the total amount of Shares requested to be included therein owned by each Piggy-Back Holder desiring to sell Shares or in such other proportions as shall mutually be agreed to by the Piggy-Back Holders).

                  2.9 Rule 144. The Company agrees to take all reasonable actions within its control to file all of the reports that it is required to file pursuant to Rule 144(c) of the Securities Act.

           ARTICLE 3.  APPOINTMENT OF OBSERVER TO BOARD OF DIRECTORS

                  3.1 Appointment of Observer. The Stockholders amongst themselves shall be entitled to appoint a natural person who is either an Individual Constituent or an employee of a Lantec Group Company (as those terms are defined in the Share Purchase Agreement) (the "Observer") to attend by telephone, or by invitation of the Chairman and CEO of the Company, to attend in person, and to address meetings of the Directors of the Company, and to report from time to time to the Original Stockholders upon the affairs of the Company and its subsidiaries and other interests (together, the "Elcom Group"), and to disclose to the Original Stockholders only such information concerning the Elcom Group obtained at such meetings, subject to the provisions of Section 3.3 below, as the Observer thinks fit, provided that the Observer shall not be entitled to vote or otherwise take action at any meeting of such Directors or of any committee thereof. For these purposes, the Observer may be appointed and removed and (subject to such removal) replaced from time to time by notice in writing given to the Company signed by Stockholders holding of record among them a majority of all the Shares (including the Shares, on an as-if-exercised basis, for the Warrant Shares issuable upon exercise of any exercisable Warrants held of record by the Stockholders) (collectively, the "Majority Holders"). Without limiting the foregoing:


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         (A)      the same notice shall be given to the Observer of all
                  meetings of the Directors and committees of the Directors of the Company as is given to the Company's Directors generally and shall specify the material business to be transacted thereat and the Observer shall be supplied with copies of all papers and documents to be considered thereat that are provided to the Company's Directors generally; and

         (B) the Observer shall be reimbursed by the Company for all reasonable out of pocket expenses incurred in connection with attendance at meetings of the Directors of the Company or any committees thereof (including the cost of travel to and from the United States for that purpose when invited to attend in person) against production of proper vouchers and receipts.

It is also hereby declared and acknowledged by the Company and the Stockholders and Crowell that the Observer shall not by virtue of his status as such owe any fiduciary or other similar duties to them or any of them. The Stockholders hereby reappoint Rousou as the Observer.

                  3.2 Expiration of Right to Appoint Observer. On the earlier to occur of either of the following:

                                      (a)   the Stockholders are not the
record owners of at least 2,500,000 Shares (including, on an as-if-exercised basis, the Warrant Shares issuable upon exercise of any then-exercisable Warrants held of record by them); or

                                      (b)   the Company receives a notice
signed by the Majority Holders that they no longer desire to, or renounce their right to, appoint the Observer;

then, in any such case, the Stockholders right to appoint the Observer, and the Observer's rights (including the right to attend meetings of the Board of Directors and committees thereof) under this Article 3, shall forthwith expire and be of no further force and effect.

For purposes of this Section 3.2, in the event that, subsequent to June 22, 1995, the outstanding Shares have been or are, as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization, spin-off, split-off, split-up or other such change, or a special dividend or other distribution to the Stockholders, increased or decreased or changed into or exchanged for a different number or kind of shares of capital stock or other securities of the Company, then the number of Shares which the Stockholders must own (currently, 2,500,000 Shares) in order to exercise their right to appoint an Observer to the Company's Board

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of Directors automatically shall be appropriately adjusted to put the
Stockholders in the same position as they were prior to such event with respect to such required threshold ownership.

                           3.3      Confidentiality Agreement.  The Stockholders
acknowledge and agree that it shall be a condition precedent to the Observer's rights under this Article 3 that any such Observer shall first have entered into a confidentiality agreement with the Company, in the form attached hereto as Exhibit B, with regard to any information received as a result of being the Observer.

                   ARTICLE 4. TRANSFER OF ROUSOU SECURITIES;
                 TERMINATION OF ORIGINAL STOCKHOLDERS AGREEMENT

                  4.1 Transfer of Rousou Securities. Conqueror and Rousou agree that all of the Rousou Securities have been Transferred from Conqueror to Rousou pursuant to a series of transactions described in the Letter of Representation attached hereto as Exhibit C. The parties to this Agreement hereby consent to such Transfer and acknowledge that such Transfer was permitted under the terms of the Original Stockholders Agreement and is permitted under the terms of this Agreement. As a consequence of such Transfer, Rousou shall be deemed to be a "Stockholder" for purposes of this Agreement with respect to the Rousou Securities and Conqueror shall no longer be a party to this Agreement; provided, however, that Conqueror shall execute a counterpart signature page to this Agreement to consent to the amendment and restatement of the Original Stockholders Agreement, as required under Section 10.2 of the Original Stockholders Agreement.

                  4.1 Termination of Original Stockholders Agreement. Effective as of the date of this Agreement, this Agreement shall supersede the Original Stockholders Agreement, which Original
Stockholders Agreement is hereby terminated and of no further force or effect.

                          ARTICLE 5. TERM OF AGREEMENT

                  This Agreement shall remain in effect until terminated (a) by written agreement of the Company's Board of Directors and those holders holding a majority of the Shares then outstanding (as measured by the ability to elect Directors) subject to this Agreement, (b) by cessation of the Company's business and winding up of its affairs, (c) by any merger or consolidation of the Company in which the Company is not the surviving corporation, unless such merger or consolidation is with another entity that is controlled by, under the control of or in common control with, the Company, or (d) at the close of business on June 22, 2002.


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                           ARTICLE 6.  MISCELLANEOUS

                  6.1 Notices. All notices pursuant to this Agreement shall be in writing, delivered as follows:

                  If to the Company, to:

                  Elcom International, Inc.
                  10 Oceana Way
                  Norwood, Massachusetts 02062
                  Attention:  Chairman

                  with a copy to:

                  Douglas A. Neary, Esq.
                  Calfee, Halter & Griswold
                  1400 McDonald Investment Center
                  800 Superior Avenue
                  Cleveland, Ohio   44114-2688

                  If to a Stockholder, to the address for such Stockholder listed in the stockholder records of the Company or to such other address as may have been designated by such Stockholder in a prior written notice to the Company and all other Stockholders with a copy to:

                  Adam C. Greaves, Esq.
                  Gouldens
                  22 Tudor Street
                  London EC4Y OJJ, England

Notices delivered by registered mail or a national overnight air courier service shall be deemed to have been given three business days and one business day, respectively, after the day of registration or documented acceptance by the national overnight air courier service, as the case may be, and otherwise notices shall be deemed to have been given when received.

                  6.2 Further Assurances. From time to time after the date hereof, upon reasonable notice and without further consideration, each Stockholder shall execute and deliver any other document or instrument and shall take any other action as may be advisable in the reasonable discretion of the Board of Directors of the Company to give effect to the provisions of this Agreement. Each Stockholder agrees to approve and implement any plan which is approved by counsel for the Company as a valid means of carrying out this Agreement.

                  6.3 Insurance. The Company shall have the right to obtain insurance on the life of any Stockholder, whenever, in the opinion of the Company, insurance may be required for the benefit

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of the Company or to enable it to carry out its obligations hereunder. Each
Stockholder shall submit to any medical examination requested by the Company for the purpose of obtaining or maintaining any such policy. No Stockholder shall have any rights in or to any such policy, and the Company shall be free at any time to dispose of or retain any such policy in any manner it desires.

                  6.4 Assignment. No Stockholder may assign rights or delegate duties or obligations hereunder without the prior written consent of all other parties, and any assignment or delegation of any right, duty or claim arising hereunder without such consent shall be void.

                  6.5 Injunctive Relief. Each Stockholder acknowledges that it will be impossible to measure in money the damage to the Company and to the other Stockholders if there is a failure to comply with this Agreement. It is therefore agreed that the Company or any other Stockholder, in addition to any other rights or remedies which they may have, shall be entitled to immediate injunctive relief and to specific performance to enforce this Agreement and that if any action or proceeding is brought in equity to enforce it, no party will urge, as a defense, that there is an adequate remedy at law.

                  6.6 Securities Act Legend. The Shares have not been registered under the Securities Act and may not be sold, transferred or otherwise disposed of except in compliance therewith. Each Stockholder acknowledges that the Shares may not be sold, transferred or otherwise disposed of except after compliance with the provisions of the following legend, which shall be placed on each certificate representing Shares:

                           "The securities represented by this certificate have
                  not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold, transferred or otherwise disposed of unless such securities are registered and qualified in accordance with the Securities Act or unless it is otherwise established to the satisfaction of the Company that such registration and qualification is not required and, in any such case, such sale, transfer or other disposition must be accomplished in accordance with the requirements of Regulation S under the Securities Act."

                            ARTICLE 7.  CONSTRUCTION

                  7.1 Entire Agreement. Except as may be provided in the Share Purchase Agreement or the Warrant Agreements, all negotiations among or between any of the Company and the Stockholders with respect to the subject matter hereof are superseded by this Agreement, and there are no representations, promises, understandings or agreements, oral or written, in relation thereto among or between any of them other than those incorporated herein.

                  7.2 Modification and Waiver. No amendment, modification or waiver of this Agreement shall be effective unless made in a written instrument which specifically references this Agreement and which is signed by the Company and all of the Stockholders (except those whose rights hereunder would not be affected by such amendment, modification or waiver) and Crowell. Except as expressly provided herein, the failure of the Company or any Stockholder to enforce at any time, or for any period of time, any provision of this Agreement shall not be construed as a waiver of any provision or the right of any such Person to enforce each and every provision of this Agreement.

                  7.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Stockholders and their successors-in-interest, legal representatives and permitted assigns and shall be binding upon and inure to the benefit of the Company, its successors and assigns.

                  7.4 Governing Law; Consent to Jurisdiction; Arbitration. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflict of law provisions thereof. Each of the parties hereto agrees that all disputes arising in connection with this Agreement shall be governed by and finally settled under the rules of binding arbitration of the American Arbitration Association (the "AAA") by a panel of three arbitrators familiar with Delaware corporate law (at least one of whom shall be an attorney) appointed by the AAA. Any such claim or controversy hereunder shall first be promptly submitted to the AAA under its minitrial procedures. All arbitration proceedings shall take place in Boston, Massachusetts.

                  7.5 Severability and Reformation. If any provision of this Agreement, or the application thereof to any Person or circumstance would, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

                  7.6 Headings. The Article and Section headings contained herein are intended solely for convenience of reference and shall not be considered in interpreting this Agreement.

                  7.7 Gender and Number. Whenever the context requires herein, the masculine gender includes the feminine or neuter, and the singular number includes the plural.

                  7.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute the same document.

                  7.9 Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer on any Person, other than the Company and the Stockholders, any rights hereunder.

                  7.10 Exhibits. The Exhibits referenced in this Agreement constitute an integral part of this Agreement as if fully rewritten herein.

                  7.11 Time Periods. Any action required hereunder to be taken within a certain number of days shall be taken within that number of calendar days; provided, however, that if the last day for taking such action falls on a Saturday, Sunday, or a holiday observed by the Company, the period during which such action may be taken shall be automatically extended to the next business day.

                  INTENDING TO BE LEGALLY BOUND, the parties hereto have executed this Agreement or have caused this Agreement to be executed by their duly authorized representatives as of the day first above written.


                                    ELCOM INTERNATIONAL, INC.
                                    (the "Company")


                                    By: /s/   Robert J. Crowell
                                        -----------------------------------
                                         Robert J. Crowell
                                         Title:   Chairman of the Board and
                                                  Chief Executive Officer



                                     /s/  Robert J. Crowell
                                    -----------------------
                                    ROBERT J. CROWELL
                                    ("Crowell")


                                    Directors of Elcom International, Inc.:


                                     /s/  Robert J. Crowell
                                    -----------------------
                                    Robert J. Crowell


                                     /s/  William W. Smith
                                    -----------------------
                                    William W. Smith


                                     /s/  Richard J. Harries, Jr.
                                    -----------------------------
                                    Richard J. Harries, Jr.


                                     /s/  John W. Ortiz
                                    -------------------
                                    John W. Ortiz


                                     /s/  John R. Kovalcik, Jr.
                                    ---------------------------
                                    John R. Kovalcik, Jr.


                                     /s/  J. Richard Cordsen
                                    ------------------------
                                    J. Richard Cordsen


                AN ADDITIONAL SIGNATURE PAGE IS ATTACHED HERETO.

            ADDITIONAL SIGNATURE PAGE TO THE STOCKHOLDERS AGREEMENT


                                   CONQUEROR INVESTMENTS LIMITED
                                   ("Conqueror")

                                   By:  /s/ Paul J. Matthams
                                       ----------------------
                                   Its:     Director
                                        ---------------------

                                   STOCKHOLDERS:

                                   CONTROL INVESTMENTS LIMITED

                                   By:  /s/ Paul J. Matthams
                                       -----------------------
                                   Its:     Director
                                        ---------------------


                                   BEST INVESTMENTS LIMITED

                                   By:  /s/ Paul J. Matthams
                                      -----------------------
                                   Its:     Director
                                        ---------------------


                                   CHAMPION INVESTMENTS LIMITED

                                   By:  /s/ Paul J. Matthams
                                       ------------------------
                                   Its:     Director
                                        ---------------------


                                     /s/  James Rousou
                                   -----------------------------
                                   JAMES ROUSOU
                                   ("Rousou")


359/22823AAE.395